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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statements of First Industrial Realty Trust, Inc. on Form S-3 (File No.s 33-95190, 333-03999, 333-21887, 333-57355, 333-43641, 333-64743 and 333-53835)
and on Form S-8 (File No.s 33-95188, 333-36699 and 333-45317) of our reports dated February 16, 1999, on our audits of the consolidated financial statements of First Industrial Realty Trust, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996 and the financial statement schedule as of December 31, 1998, which is included in this Annual Report on Form 10-K.









                                                      PricewaterhouseCoopers LLP


Chicago, Illinois
March 16, 1999